                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of The Lubrizol Corporation of our reports dated February 17, 2004, with respect to the consolidated financial statements of Noveon International, Inc. and September 5, 2002, with respect to the consolidated financial statements of BFGoodrich Performance Materials (a segment of The BFGoodrich Company) included in this Current Report (Form 8-K):

Registration
Number                     Description                          Filing Date
------                     -----------                          -----------
2-99983                    1985 Stock Option Plan             August 30, 1985

33-61091                   Employees' Profit Sharing          July 19, 1995
                           and Savings Plan (401(k))

33-42211                   1991 Stock Incentive Plan          August 19, 1991

333-42338                  1991 Stock Incentive Plan          July 27, 2000


                                                    /S/ ERNST & YOUNG LLP

Cleveland, Ohio
May 19, 2004